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                                                                   EXHIBIT 23.1


                                 Exhibit 23.1

              Consent of Housholder, Artman and Associates, P.C.
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Housholder, Artman and Associates, P.C
Certified Public Accountants                                             [Logo]
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115-1/2 N. Jackson Street                             Telephone 615-455-4248
P.O. Box 1568                                         Fax 615-393-2122
Tullahoma, Tennessee 37388



                        CONSENT OF INDEPENDENT AUDITORS



The Boards of Directors
Security Bancorp, Inc.
Security Federal Savings Bank of McMinnville, TN
McMinnville, Tennessee 37110

We consent to the use in this Pre-Effective Amendment No. 1 Registration Statement on Form SB-2 on behalf of Security Bancorp, Inc., of our report dated January 27, 1997, relating to the financial statements of Security Federal Savings Bank of McMinnville, TN, which appear in such Registration Statement. We also consent to the reference to us under the headings "Legal and Tax Opinions" and "Experts" contained in the Prospectus, which is a part of such Registration Statement.


/s/Housholder, Artman and Associates, P.C
Housholder, Artman and Associates, P.C
Tullahoma, Tennessee


May 9, 1997






--------------------------------------MEMBERS-----------------------------------
American Institute of Certified                   Tennessee Society of Certified
Public Accountants                                Public Accountants
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